UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 12, 2006
Citizens Banking Corporation
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

000-10535 (Commission File Number)	38-2378932 (IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan (Address of Principal Executive Offices)	48502 (Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
On April 12, 2006, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Citizens Banking Corporation (the “Company”) approved the following base salaries to be paid for 2006, effective April 14, 2006, to the individuals who have been included as the “named executive officers” in the Company’s proxy statement for the 2006 annual meeting of shareholders:

Name	Title	2005 Salary	2006 Salary
William R. Hartman	Chairman, President and Chief Executive Officer	$680,000	$739,950[1]

Charles D. Christy	Executive Vice President and Chief Financial Officer	$300,000	$321,000

John D. Schwab	Executive Vice President and Chief Credit Officer	$243,201	$253,172

Clinton A. Sampson	Executive Vice President and Regional Chairman	$238,001	$247,997

Randall J. Peterson	Executive Vice President and Regional Chairman	$233,002	$242,322
Additional information regarding the compensation of the Company’s named executive officers is provided in the Company’s proxy statement for the 2006 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 22, 2006.

[1]	At the April 12, 2006 meeting of the Compensation and Human Resources Committee, the Committee granted Mr. Hartman a 4% annual merit salary increase totaling $27,200. At that meeting, the Committee also decided to cease paying Mr. Hartman director fees and in lieu thereof increased his salary by an additional $32,750 being an amount equal to the director fees that Mr. Hartman had received for services as a director of the Corporation during the previous calendar year.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS BANKING CORPORATION
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its: General Counsel and Secretary

Date: April 18, 2006